Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

MBody AI Ltd.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares	(1)	457(o)		$		$			$
Fees to be Paid	Other	Subscription Rights	(2)	457(o)
Fees to be Paid	Other	Warrants	(3)	457(o)
Fees to be Paid	Other	Units	(4)	457(o)
Fees to be Paid	Unallocated (Universal) Shelf		(5)	457(o)					250,000,000.00	0.0001381		34,525.00
Fees to be Paid	Equity	Ordinary Shares	(6)	Other	12,379,581		$6.38		$78,981,726.78	0.0001381		$10,907.38

Total Offering Amounts:									$328,981,726.78			45,432.38
Total Fees Previously Paid:
Total Fee Offsets:
Net Fee Due:												$45,432.38

__________________________________________
Offering Note(s)

(1)	The amount to be registered consists of up to $250,000,000 of an indeterminate amount of ordinary shares, subscription rights, warrants and/or units that may be offered and sold from time to time in one or more offerings. There is also being registered hereunder such currently indeterminate number of ordinary shares or units as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable anti-dilution provision. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any share split, share dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security.
(2)	The amount to be registered consists of up to $250,000,000 of an indeterminate amount of ordinary shares, subscription rights, warrants and/or units that may be offered and sold from time to time in one or more offerings. There is also being registered hereunder such currently indeterminate number of ordinary shares or units as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable anti-dilution provision. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any share split, share dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security.
(3)	The amount to be registered consists of up to $250,000,000 of an indeterminate amount of ordinary shares, subscription rights, warrants and/or units that may be offered and sold from time to time in one or more offerings. There is also being registered hereunder such currently indeterminate number of ordinary shares or units as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable anti-dilution provision. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any share split, share dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security.
(4)	The amount to be registered consists of up to $250,000,000 of an indeterminate amount of ordinary shares, subscription rights, warrants and/or units that may be offered and sold from time to time in one or more offerings. There is also being registered hereunder such currently indeterminate number of ordinary shares or units as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable anti-dilution provision. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any share split, share dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. Each unit will represent an interest in two or more other securities, which may or may not be separable from one another.
(5)	The amount to be registered consists of up to $250,000,000 of an indeterminate amount of ordinary shares, subscription rights, warrants and/or units that may be offered and sold from time to time in one or more offerings. There is also being registered hereunder such currently indeterminate number of ordinary shares or units as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable anti-dilution provision. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any share split, share dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security.
(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the ordinary shares of the registrant on the Nasdaq Capital Market on September 17, 2026 (such date being within five business days of the date that this registration statement was first filed with the Securities and Exchange Commission, in accordance with Rule 457(c) of the Securities Act).